UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2016

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Long-Term Incentive Plan Equity Awards

On January 26, 2016, the Compensation Committee (the “Committee”) of Equity Commonwealth (the “Company”) approved the grant of equity awards (the “LTIP Awards”) to the Company’s named executive officers (the “Executive Officers”) for fiscal year 2015 performance pursuant to the Company’s previously approved and disclosed long-term incentive program (the “LTIP”), including the award of 19,606 LTIP Shares and 39,807 LTIP RSUs to David Weinberg. Based on the closing price of the Company’s common shares of $26.93 on January 26, 2016, at which price the LTIP Awards were granted, the LTIP Awards represent target compensation of $1,600,000 to Mr. Weinberg, which is $300,000 more than the target LTIP compensation for Mr. Weinberg approved by the Committee on October 28, 2014.

2016 Annual Base Salary

Also on January 26, 2016, the Committee approved annual base salaries to be paid to the Executive Officers, including an increase to Mr. Weinberg’s annual base salary from $450,000 to $550,000.

Additional information regarding compensation actions taken by the Committee on January 26, 2016 will be included in the Company’s 2016 Proxy Statement when filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and
Secretary

Date: January 28, 2016